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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2001

ARGOSY GAMING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-11853	37-1304247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
219 Piasa Street, Alton, Illinois		62002
(Address of principal executive offices)		(Zip Code)

(618) 474-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

    On April 12, 2001, Argosy Gaming Company (the "Company") signed an agreement to acquire all of the outstanding stock of Empress Casino Joliet Corporation (the "Acquisition") located in Joliet, Illinois from Horseshoe Gaming Holding Corp. ("Horseshoe"). Under the terms of the agreement, the Company agreed to pay Horseshoe $465 million. The Company has obtained a commitment from its senior lenders allowing it to increase its borrowings under its senior credit facility to provide the $465 million in funding for the Acquisition. In addition, the Company may fund a portion of the Acquisition with proceeds from an issuance of debt securities under its recently filed shelf registration statement. The Acquisition is subject to customary conditions precedent, including approval from the Illinois Gaming Board. The gaming regulatory authorities in the five states in which the Company operate must also approve the additional financing necessary to complete the Acquisition. The Company anticipates closing the Acquisition, subject to receiving all required approvals, in the third quarter of 2001.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  Item 7a.  Financial statements of businesses acquired.

    Below are the financial statements of Empress Casino Joliet Corporation required by Item 7(a) of this Form 8-K.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management of Empress Casino Joliet Corporation:

    We have audited the accompanying balance sheets of EMPRESS CASINO JOLIET CORPORATION (the "Company") (an Illinois corporation) as of December 31, 2000 and 1999, and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empress Casino Joliet Corporation as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                      /s/ Arthur Andersen, LLP

Memphis, Tennessee,
February 16, 2001 (except with respect to the
matter discussed in Note 9, as to which the
date is April 12, 2001).

REPORT OF INDEPENDENT AUDITORS

Management
Empress Casino Joliet Corporation

    We have audited the accompanying statements of operations, stockholders' equity, and cash flows of Empress Casino Joliet Corporation for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements of Empress Casino Joliet Corporation referred to above present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP
March 26, 1999

EMPRESS CASINO JOLIET CORPORATION
BALANCE SHEETS
AS OF DECEMBER 31
(in thousands, except share data)

	2000	1999
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,417	$14,006
Accounts receivable, net of allowance for doubtful accounts of $1,952 and $1,795	1,551	1,364
Due from affiliates	440	5,406
Inventories	386	653
Prepaid expenses and other	538	467

Total current assets	15,332	21,896

PROPERTY AND EQUIPMENT
Land	10,067	9,772
Buildings, boats and improvements	37,386	37,090
Furniture, fixtures and equipment	16,325	11,318

	63,778	58,180
Less: accumulated depreciation	(7,767)	(602)

Net property and equipment	56,011	57,578

GOODWILL AND OTHER ASSETS, net	233,152	245,470

	$304,495	$324,944

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$2,579	$2,281
Due to affiliates	751	3,111
Accrued expenses and other	11,330	8,646

Total current liabilities	14,660	14,038

LONG-TERM DEBT	273,615	309,181
COMMITMENTS AND CONTINGENCIES (NOTE 8)
STOCKHOLDER'S EQUITY
Common stock; no par value; 2,000 shares authorized; 1,000 shares issued and outstanding	—	—
Retained earnings	16,220	1,725

Total stockholder's equity	16,220	1,725

	$304,495	$324,944

The accompanying notes are an integral part of these financial statements.

EMPRESS CASINO JOLIET CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31
(in thousands)

	2000	1999	1998
REVENUES
Casino	$235,436	$192,991	$152,913
Food and beverage	17,191	16,636	11,298
Hotel	1,886	1,784	1,641
Retail	1,584	1,199	871
Miscellaneous:
Affiliates	1,664	1,739	4,389
Other	1,847	2,139	1,359

	259,608	216,488	172,471
Promotional allowances	(17,640)	(13,535)	(8,941)

Net revenues	241,968	202,953	163,530

EXPENSES
Casino	130,219	104,367	75,193
Food and beverage	10,245	11,697	11,356
Hotel	779	911	983
Retail	376	571	665
General and administrative	27,199	23,706	30,980
Loss on disposal of assets	2	23	42
Depreciation and amortization	18,861	8,169	8,291
Preopening expenses	—	1,669	—

Total expenses	187,681	151,113	127,510

OPERATING PROFIT BEFORE CORPORATE EXPENSES	54,287	51,840	36,020
CORPORATE EXPENSES	(11,301)	(3,181)	(4,492)

OPERATING INCOME	42,986	48,659	31,528
OTHER INCOME (EXPENSE)
Interest expense	(27,750)	(4,891)	(8,988)
Interest income	81	154	4,882

INCOME BEFORE STATE INCOME TAXES	15,317	43,922	27,422
PROVISION FOR STATE INCOME TAXES	822	606	433

INCOME BEFORE EXTRAORDINARY ITEMS	14,495	43,316	26,989
EXTRAORDINARY LOSS
Premium on early extinguishment of debt	—	—	(5,499)
Write-off of deferred financing costs	—	—	(2,690)

NET INCOME	$14,495	$43,316	$18,800

The accompanying notes are an integral part of these financial statements.

EMPRESS CASINO JOLIET CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31
(in thousands)

	2000	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,495	$43,316	$18,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,861	8,169	8,708
Premium on early extinguishment of debt	—	—	5,499
Write-off of deferred financing costs	—	—	2,690
Loss on disposal of assets	2	23	42
Provision for doubtful accounts	1,004	964	357
Net change in assets and liabilities	3,071	(620)	(1,819)

Net cash provided by operating activities	37,433	51,852	34,277

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investments	—	—	(20,960)
Proceeds from sale of investments	—	—	30,970
Proceeds from sale of property and equipment	55	34	—
Purchases of property and equipment	(6,116)	(6,962)	(10,474)

Net cash used in investing activities	(6,061)	(6,928)	(464)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	—	34,610
Payment on premium on early extinguishment of debt	—	—	(5,499)
Payments on long-term debt	(35,566)	—	(150,000)
Capital distributions	—	(43,300)	(24,848)
Increase in net due to/from affiliates	2,605	1,321	69,000
Debt issue costs and commitment fees	—	—	(1,330)

Net cash used in financing activities	(32,961)	(41,979)	(78,067)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,589)	2,945	(44,254)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	14,006	11,061	55,315

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,417	$14,006	$11,061

The accompanying notes are an integral part of these financial statements.

EMPRESS CASINO JOLIET CORPORATION
STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(in thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholder's Equity
BALANCE AT DECEMBER 31, 1997	$11,500	$270	$32,206	$43,976
Common stock cancelled	(11,500)	11,500	—	—
Common stock issued	10,000	(10,000)	—	—
Cash distributions	—	—	(24,848)	(24,848)
Net income	—	—	18,800	18,800

BALANCE AT DECEMBER 31, 1998	10,000	1,770	26,158	37,928
Land contribution	—	971	—	971
Cash distributions to stockholders	—	—	(43,300)	(43,300)
Net income	—	—	41,591	41,591

BALANCE AT DECEMBER 1, 1999	10,000	2,741	24,449	37,190
Equity conversion as a result of acquisition by HGHC	(10,000)	(2,741)	(24,449)	(37,190)
Net income	—	—	1,725	1,725

BALANCE AT DECEMBER 31, 1999	—	—	1,725	1,725
Net income	—	—	14,495	14,495

BALANCE AT DECEMBER 31, 2000	$—	$—	$16,220	$16,220

The accompanying notes are an integral part of these financial statements.

EMPRESS CASINO JOLIET CORPORATION

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2000

1. ORGANIZATION AND BASIS OF PRESENTATION

    Empress Casino Joliet Corporation (the "Company"), an Illinois corporation, was incorporated on December 26, 1990, to provide riverboat gaming and related entertainment to the public. The Company owns and operates the Empress I and Empress II riverboat casinos located on the Des Plaines River in Joliet, Illinois.

    On December 1, 1999, Horseshoe Gaming Holding Corp. ("HGHC") acquired from Empress Entertainment, Inc. ("Entertainment"), all of the outstanding stock of two of Entertainment's operating subsidiaries, Empress Casino Hammond Corporation ("Empress Hammond") and the Company in a transaction (the "Merger") accounted for as a purchase. In connection with this acquisition, the accounts of the Company have been restated to reflect the allocation of the purchase price to the respective net assets acquired during 1999 based upon their estimated fair values. These values were determined based on independent appraisals, discounted cash flows and estimates made by management. The excess of the purchase price over the adjusted basis of the net assets acquired was recorded as goodwill. Previous financial statements issued to the Illinois Gaming Board ("IGB") have been presented without these pushdown adjustments.

    On November 30, 1999, the IGB approved the Merger, placing certain conditions on its decision. One of the conditions was the completion of the investigation and approval of all key persons of the Company and HGHC. On March 13, 2000, the Company filed its renewal application for its owner's license with the IGB and on June 30, 2000, the IGB issued the Company's initial decision and directed the Administrator to issue a Notice of Denial to the Company, denying its application for renewal of its owner's license. On July 19, 2000, the Company received the Notice of Denial of License Renewal from the IGB. In response to the denial, HGHC timely filed an appeal and submitted a Verified Request for Hearing of the IGB decision.

    Effective January 31, 2001, the IGB approved a settlement agreement between the IGB, HGHC, the Company and Jack Binion ("Binion"), Chairman of the Board and CEO of HGHC. Pursuant to the pertinent parts of the agreement: (i) HGHC agreed to sell the Company to a suitable purchaser within the time frames established in the settlement agreement; (ii) Binion will withdraw his key person application; and (iii) upon the closing of the sale of the Company, the Company will withdraw its Verified Request for Hearing and, upon acceptance by the IGB of the withdrawal, the previous denial of the Company's renewal application will be moot.

    Certain reclassifications have been made to the financial statements as previously presented to conform to current year presentations, which have no effect on previously reported net income.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

    Cash equivalents are highly liquid investments with an original maturity of three months or less and are stated at the lower of cost or market.

Inventories

    Inventories, which consist of food, beverage, gift shop, and promotional items are recorded at the lower of cost (determined by the first-in, first-out method) or market.

Property and Equipment

    Property and equipment are stated at cost. The cost of normal repairs and maintenance are expensed as incurred while major expenditures that extend the useful lives of assets are capitalized. Depreciation is computed using the straight-line method over the following estimated useful lives:

Building, boats and improvements	5 to 31.5 years
Furniture, fixtures and equipment	3 to 10 years

Goodwill

    Costs in excess of the fair value of tangible assets acquired in the Merger, which totaled approximately $223,163,000, are included in goodwill and other assets in the accompanying balance sheets and are being amoritized over 25 years using the straight-line method. The accumulated amortization was approximately $9,671,000 and $744,000 at December 31, 2000 and 1999, respectively.

Intangibles

    In connection with the Merger, HGHC allocated to the Company its portion of other acquired intangibles included in goodwill and other assets, net in the accompanying Balance Sheets which consist of $10.0 million for trademarks and $2.5 million for customer lists to be amortized over five years.

Casino Revenue

    Casino revenue is the aggregate of gaming wins and losses.

Casino Promotional Allowances

    The retail value of food, beverage, gift shop and other services, which were provided to customers without charge, has been included in the respective revenue classifications and then deducted as a promotional allowance. The estimated direct costs of providing such complimentary services, which are substantially included in casino department expenses, are as follows (in thousands):

	Years Ended December 31,
	2000	1999	1998
Food and beverage	$9,463	$5,951	$3,800
Hotel	738	338	230
Other operating expenses	675	357	139

	$10,876	$6,646	$4,169

    In February 2001, the EITF reached a partial consensus on EITF 00-22, "Accounting for 'Points' and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to be Delivered in the Future." The consensus requires that vendors recognize the cash rebate or refund obligation associated with time- or volume-based cash rebates as a reduction of revenue based on a "systematic and rational allocation of the cost of honoring rebates or refunds earned and claimed to each of the underlying revenue transactions that result in progress by the customer toward earning the rebate or refund." The liability for such obligations should be based on the estimated amount of rebates or refunds to be ultimately earned, including an estimation of "breakage" if it can be reasonably estimated. The Company's players' clubs allow customers to earn certain complimentary services and/or cash rebates based on the volume of the customers' gaming activity. The accompanying statements of operations have been presented in accordance with EITF 00-22. The amounts reclassified from casino department expense to promotional allowance were approximately $7,305,000, $6,908,000 and $5,100,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

Advertising Costs

    The Company expenses all costs associated with advertising as incurred, and such amounts are included in general and administrative expenses in the accompanying statements of operations.

Preopening Expenses

    The Company expenses as incurred all preopening costs related to new construction in accordance with Statement of Position 98-5 "Reporting on the Costs of Start-up Activities." Preopening expenses were approximately $1,669,000 for the year ended December 31, 1999. There were no preopening expenses in the years ended December 31, 2000 and 1998.

Income Taxes

    The stockholders of HGHC have elected, under Subchapter S of the Internal Revenue Code, to include the Company's income in their income tax returns. Accordingly, the Company is not subject to Federal income taxes. The Company continues to be subject to certain state income taxes. The tax bases in the Company's assets and liabilities were higher than the amounts reported in the accompanying financial statements by approximately $1,795,000 and $0 at December 31, 2000 and 1999, respectively.

Corporate Expenses

    Entertainment (pre-Merger) and HGHC (post-Merger) charges the Company for its share of expenses incurred associated with the management of Entertainment, HGHC and related entities. Included in corporate expenses are normal operating costs as well as the deferred compensation expense relating to ownership interests in HGHC and stock appreciation rights issued to employees.

Impairment of Long-Lived Assets

    In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management continually evaluates whether events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Based on management's evaluations, no significant impairments of long-lived assets occurred during the years ended December 31, 2000, 1999 and 1998.

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

3. STATEMENTS OF CASH FLOWS

    Cash payments for interest for the years ended December 31, 2000, 1999 and 1998 were approximately $28,889,000, $1,406,000 and $13,023,000, respectively.

    Cash payments for taxes for the years ended December 31, 1999 and 1998 were approximately $594,000 and $800,000, respectively. HGHC paid taxes on behalf of the Company for the year ended December 31, 2000.

    The Company received a land contribution of approximately $971,000 from Entertainment in 1999.

    The Company converted long-term debt and accrued interest, net of loan acquisition costs valued at approximately $34,691,000, and a net intercompany receivable of approximately $86,000, to equity as a result of the acquisition by HGHC in 1999.

    The net change in operating assets and liabilities consists of the following as of December 31 (in thousands):

	2000	1999	1998
(Increase) decrease in assets:
Accounts receivable	$(1,191)	$(633)	$2,048
Inventories	267	(188)	300
Prepaid expenses and other	(71)	549	53
Increase (decrease) in liabilities:
Accounts payable	298	366	197
Accrued expenses and other	3,768	(714)	(4,417)

	$3,071	$(620)	$(1,819)

4. ACCRUED EXPENSES AND OTHER

    Accrued expenses and other consists of the following as of December 31 (in thousands):

	2000	1999
Payroll and related expenses	$5,386	$3,427
Slot club liabilities	923	1,015
Gaming, admission and property taxes	1,764	1,211
Progressive jackpots	853	844
Outstanding chip and token liabilities	545	535
Other	1,859	1,614

	$11,330	$8,646

5. LONG-TERM DEBT

    In May 1999, HGHC completed a private placement offering of $600,000,000 of 8.625% Senior Subordinated Notes due 2009. In connection with the Merger, HGHC allocated to the Company its portion of debt and related finance charges of approximately $309,181,000 at December 1, 1999. The Company makes periodic cash payments to HGHC to fund debt payments which are reflected as a reduction of debt on the accompanying balance sheets.

    Substantially all of the assets of the Company serve as collateral for the repayment of the debt obligations of HGHC. The Company guarantees such debt, which totaled approximately $986,372,000 including accrued interest, at December 31, 2000.

    HGHC's debt agreements contain covenants that, among other things, (i) limit the amount of distributions HGHC can pay to its stockholders; (ii) limit the amount of additional indebtedness which may be incurred by HGHC and its subsidiaries; (iii) prohibit any consolidation or merger of HGHC or its subsidiaries with an affiliate or third party, any sale of substantially all of HGHC or its subsidiaries' assets, or any payment of subordinated indebtedness prior to its scheduled maturity; and (iv) limit the amount of restricted payments, as defined, HGHC may make.

    In 1998, Entertainment entered into a refinancing agreement and issued a promissory note (the "Promissory Note") in the amount of approximately $34,610,000 to the Company, which was due and payable in 2006. Interest on the Promissory Note was payable semiannually on June 30 and December 31 of each year. As a result of the Merger, the Promissory Note and related loan acquisition costs were reclassified as additional paid-in capital.

6. TRANSACTIONS WITH RELATED PARTIES

    The Company receives a fixed rate royalty payment from Empress Hammond based on an estimated fair market value and usage charge for the use of the Empress Casino trademarks, which are owned by the Company. The annual royalty payment over five years, which commenced in June 1996, is approximately $1,200,000. This agreement will be canceled in May 2001. In addition, the Company charged Empress Hammond approximately $464,000 in the years ended December 31, 2000, 1999 and 1998, for Empress Hammond's use of the Company's database, which was based on the estimated fair market value.

    During 1999 and 1998, the Company engaged businesses owned by certain stockholders of Entertainment (prior to the Merger) to perform various functions including construction services, transportation and fuel purchases, and insurance brokerage and consulting services. The total amount paid was approximately $500,000 and $800,000 for the years ended December 31, 1999 and 1998, respectively.

7. 401(k) SAVINGS PLAN

    In 1993, the Company adopted a 401(k) savings plan covering substantially all of its employees. Effective April 2000, the Company began participating in the HGHC 401(k) savings plan and rolled the assets of the prior plan into the HGHC plan. The Company matches 100% of the first 2%, and 50% of the next 4% of the eligible employee's contributions. Employees vest in the matching contribution over four years. The Company's contribution to the plan is discretionary. The Company's matching contributions were $905,000, $424,000 and $341,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

8. COMMITMENTS AND CONTINGENCIES

    On June 26, 1999, legislation was passed in the state of Illinois that allowed all riverboat casinos to become permanently moored. This legislation is currently being challenged as unconstitutional.

    The Company, during the normal course of operating its business, becomes engaged in various litigation. In the opinion of the Company's management, the ultimate disposition of such litigation will not have a material impact on the Company's financial position or results of operations.

9. SUBSEQUENT EVENT

    On April 12, 2001, HGHC entered into an Agreement and Plan of Merger (the "Merger Agreement") with Argosy Gaming Company ("Argosy"). Under the terms of the Merger Agreement, HGHC has agreed to sell the stock of the Company to Argosy for cash consideration of approximately $465,000,000. The transaction is subject to the satisfaction of certain conditions, including the receipt of necessary regulatory approvals of the IGB and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

EMPRESS CASINO JOLIET CORPORATION

CONDENSED BALANCE SHEET

(in thousands, except share data)

March 31, 2001
(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$10,526
Accounts receivable, net of allowance for doubtful accounts of $2,125	1,496
Due from affiliates	226
Inventories	440
Prepaid expenses and other	464

Total current assets	13,152

PROPERTY AND EQUIPMENT
Land	10,081
Buildings, boats and improvements	38,088
Furniture, fixtures and equipment	16,902

65,071
Less: accumulated depreciation	(9,697)

Net property and equipment	55,374

GOODWILL AND OTHER ASSETS, net	230,072

$298,598

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$2,007
Due to affiliates	1,599
Accrued expenses and other	17,941

Total current liabilities	21,547

LONG-TERM DEBT	251,765
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
Common stock, no par value, 2,000 shares authorized; 1,000 shares issued and outstanding	—
Retained earnings	25,286

Total stockholder's equity	25,286

$298,598

The accompanying notes are an integral part of these condensed financial statements.

EMPRESS CASINO JOLIET CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31

(Unaudited)

(in thousands)

	2001	2000
REVENUES
Casino	$65,956	$59,703
Food and beverage	4,591	4,623
Hotel	439	423
Retail	395	326
Miscellaneous:
Affiliates	304	416
Other	468	447

	72,153	65,938
Promotional allowances	(4,233)	(4,468)

Net revenues	67,920	61,470

Expenses
Casino	36,688	32,477
Food and beverage	2,037	3,062
Hotel	114	202
Retail	103	88
General and administrative	7,668	6,524
Gain on disposal of assets	(24)	—
Depreciation and amortization	4,876	4,591

Total expenses	51,462	46,944

OPERATING PROFIT BEFORE CORPORATE EXPENSES	16,458	14,526
CORPORATE EXPENSES	(1,398)	(3,971)

OPERATING INCOME	15,060	10,555
OTHER INCOME (EXPENSE)
Interest expense	(6,171)	(6,938)
Interest income	34	33

Total other income (expense)	(6,137)	(6,905)

INCOME BEFORE STATE INCOME TAXES	8,923	3,650
(BENEFIT) PROVISION FOR STATE INCOME TAXES	(144)	—

NET INCOME	$9,067	$3,650

The accompanying notes are an integral part of these condensed financial statements.

EMPRESS CASINO JOLIET CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31

(Unaudited)

(in thousands)

	2001	2000
CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$9,067	$3,650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,876	4,591
Provision for doubtful accounts	299	—
Gain on disposal of assets	(24)	—
Net change in assets and liabilities	5,814	5,624

Net cash provided by operating activities	20,032	13,865

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,406)	(641)

Net cash used in investing activities	(1,406)	(641)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distributions	(21,850)	(15,111)
Increase in net due to/from affiliates	1,333	3,277

Net cash used in financing activities	(20,517)	(11,834)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,891)	1,390
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	12,417	14,006

CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,526	$15,396

Supplemental cash flow disclosure:
Interest paid	$5,900	$8,889

The accompanying notes are an integral part of these condensed financial statements.

EMPRESS CASINO JOLIET CORPORATION

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Basis of Presentation

    The accompanying unaudited consolidated condensed financial statements of Empress Casino Joliet Corporation, an Illinois corporation (the "Company") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2000. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows of all periods presented have been made. The results of operations for the three months ended March 31, 2001, are not necessarily indicative of the operating results for the full year. Certain reclassifications have been made to the financial statements as previously presented to conform to current classifications.

Note 2 — Recently Adopted Accounting Pronouncements

    In January 2001, the Emerging Issues Task Force of the Financial Accounting Standards Board reached a consensus on Issue 3 of Issue 00-22 ("EITF 00-22"), "Accounting for Points and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future". EITF 00-22 requires that incentives to induce casino play ("Points") be recorded as a reduction of revenue. The Company had historically classified Points as operating expenses. In accordance with the transition rules, the Company adopted EITF 00-22 in the first quarter of 2001. Points of $1.2 million and $2.0 million were recorded for the three months ended March 31, 2001 and 2000, respectively, and are included as promotional allowances in the accompanying Condensed Statements of Operations. The adoption of EITF 00-22 had no effect on the Company's operating income.

Note 3 — Settlement Agreement

    On November 30, 1999, the Illinois Gaming Board ("IGB") approved the acquisition of the Company by Horseshoe Gaming Holding Corp. ("HGHC"), placing certain conditions on its decision. One of the conditions was the completion of the investigation and approval of all key persons of the Company and HGHC. On March 13, 2000, the Company filed its renewal application with the IGB and on June 30, 2000, the IGB issued its initial decision and directed the Administrator to issue a Notice of Denial to the Company, denying its application for renewal of its riverboat owner's license and preliminarily found Jack Binion ("Binion"), HGHC's Chairman of the Board and CEO, unsuitable to be licensed as a key person. On July 19, 2000, the Company received the Notice of Denial of License Renewal from the IGB. In response to the denial, the Company timely filed a Verified Request for Hearing of the IGB's decision.

    Effective January 31, 2001, the IGB approved a settlement agreement ("Settlement Agreement") between the IGB, the Company, HGHC and Binion. Pursuant to the pertinent parts of the Settlement Agreement: (a) HGHC agreed to sell the Company to a suitable purchaser within the time frames established in the Settlement Agreement; (b) Binion will withdraw his key person application; and (c) upon the closing of the sale of Joliet, the Company will withdraw its Verified Request for Hearing and, upon acceptance by the IGB of the withdrawal, the previous denial of the Company's renewal application will be moot.

Note 4 — Subsequent Event

    On April 12, 2001, HGHC entered into an Agreement and Plan of Merger (the "Merger Agreement") with Argosy Gaming Company ("Argosy"). Under the terms of the Merger Agreement, HGHC has agreed to sell the stock of the Company to Argosy for cash consideration of approximately $465 million. The transaction is subject to the satisfaction of certain conditions, including the receipt of necessary regulatory approvals of the IGB and the expiration of termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

  Item 7b. Pro forma financial information.

    Below is the pro forma financial information required by Item 7(b) of this Form 8-K relating to the acquisition of the Empress Casino Joliet Corporation described above.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    Our historical consolidated financial data for the year ended December 31, 2000, which have been audited by Ernst & Young LLP, independent auditors, and for the three months ended March 31, 2001 are derived from our consolidated financial statements. The historical financial statements for these periods include the results for the Lawrenceburg partnership on a consolidated basis with a deduction for the 42.5% minority interests in this partnership until the acquisition of these minority interests during the first quarter of 2001. The historical balance sheet and income statement data as of and for the three months ended March 31, 2001 have been derived from our unaudited condensed consolidated financial statements and include all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation of our consolidated financial position and results of operations for such periods.

    The pro forma adjustments for the Lawrenceburg acquisition reflect the pro forma adjustments resulting from our acquisition of the minority interests in the Lawrenceburg partnership, including the issuance of $150,000,000 of additional senior subordinated notes and additional borrowings under our amended and restated credit agreement necessary to acquire these minority interests. The acquisition of these minority interests and additional borrowings occurred during the first quarter of 2001 and are reflected in our March 31, 2001 unaudited historical consolidated balance sheet.

    On April 12, 2001, we entered into an agreement to acquire, subject to regulatory approvals, Empress Casino Joliet Corporation. The Empress Casino Joliet Corporation historical financial data for the year ended December 31, 2000, which have been audited by Arthur Andersen, LLP, independent auditors, and for the three months ended March 31, 2001 are derived from Empress Casino Joliet Corporation's financial statements included in Item 7. We have obtained a commitment from our senior lenders allowing us to increase our borrowings under our senior credit facility to provide the $465 million in funding for the proposed acquisition. In addition we may fund a portion of the acquisition with proceeds from an issuance of debt securities under our recently filed shelf registration statement.

    The pro forma adjustments for the Empress Casino Joliet Corporation acquisition reflect the pro forma adjustments under the purchase method of accounting, adjustments to record additional borrowings by us to complete the purchase and other adjustments to eliminate certain nonrecurring revenues and expenses.

    The pro forma data assumes that these transactions occurred on January 1, 2000, in the case of the Unaudited Pro Forma Consolidated Income Statements for the year ended December 31, 2000 and for the three months ended March 31, 2001. In the case of the Unaudited Pro Forma Consolidated Balance Sheet, the pro forma data assumes that the acquisition of the Empress Casino Joliet Corporation occurred as of March 31, 2001.

    The pro forma financial information should be read in conjunction with our historical financial statements for the year ended December 31, 2000 and our unaudited consolidated historical financial statements for the three months ended March 31, 2001. The audited historical financial information for Empress Casino Joliet Corporation for the year ended December 31, 2000 and the unaudited historical financial statements as of and for the three months ended March 31, 2001 are included in Item 7 and should be read in conjunction with these historical financial statements. The pro forma information is not necessarily indicative of future earnings or earnings that would have been reported for the periods presented had these transactions been completed at the beginning of the earliest period presented. Further, the unaudited pro forma consolidated income statement for the three months ended March 31, 2001 should not necessarily be taken as an indication of earnings for a full year.

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS

	Year Ended December 31, 2000
	Argosy Gaming Company Historical	Pro Forma Adjustments for Lawrenceburg Acquisition		Empress Casino Historical	Pro Forma Adjustments for Empress Casino Acquisition		As Adjusted Pro Forma
	(in thousands, except per share data and ratios)
Revenues:
Casino	$658,883	$—		$235,436	$—		$894,319
Admissions	18,998	—		—	—		18,998
Food, beverage and other	66,146	—		24,172	(1,664)	(f)	88,654

	744,027	—		259,608	(1,664)		1,001,971
Less: promotional allowances	(93,394)	—		(17,640)	—		(111,034)

Net revenues	650,633	—		241,968	(1,664)		890,937

Costs and expenses:
Casino	243,559	—		130,219	—		373,778
Food, beverage and other	46,575	—		11,400	—		57,975
Other operating expenses	30,230	—		11,301	(10,901)	(f)	30,630
Selling, general and administrative	135,819	(6,652)	(a)	27,199	—		156,366
Depreciation and amortization	36,094	7,330	(b)	18,861	1,373	(g)	63,658
Write-down of assets held for sale	6,800	—		2	—		6,802

Income from operations	151,556	(678)		42,986	7,864		201,728

Interest expense, net	(33,400)	(34,456)	(c)	(27,669)	(12,468)	(h)	(107,993)

Income before minority interests, income taxes and extraordinary item	118,156	(35,134)		15,317	(4,604)		93,735
Minority interests	(40,466)	39,789	(d)	—	—		(677)
Income tax expense	(31,161)	(1,862)	(e)	(822)	(3,463)	(e)	(37,308)
Extraordinary loss on extinguishment of debt (net of income tax benefit of $770)	(1,154)	—		—	—		(1,154)

Net income	$45,375	$2,793		$14,495	$(8,067)		$54,596

Diluted income per share	$1.56	$0.09		$0.50	$(0.28)		$1.87
Diluted shares outstanding	29,144	—		—	—		29,144
Ratio of earnings to fixed charges	3.9x	—		—	—		1.8x

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS

	Three Months Ended March 31, 2001
	Argosy Gaming Company Historical	Pro Forma Adjustments for Lawrenceburg Acquisition		Empress Casino Historical	Pro Forma Adjustments for Empress Casino Acquisition		As Adjusted Pro Forma
	(in thousands, except per share data and ratios)
Revenues:
Casino	$171,780	$—		$65,956	$—		$237,736
Admissions	4,639	—		—	—		4,639
Food, beverage and other	17,167	—		6,197	(304)	(f)	23,060

	193,586	—		72,153	(304)		265,435
Less: promotional allowances	(22,851)	—		(4,233)	—		(27,084)

Net revenues	170,735	—		67,920	(304)		238,351

Costs and expenses:
Casino	64,530	—		36,688	—		101,218
Food, beverage and other	12,578	—		2,254	—		14,832
Other operating expenses	8,052	—		1,398	(1,298)	(f)	8,152
Selling, general and administrative	35,314	(927)	(a)	7,668	—		42,055
Depreciation and amortization	10,073	801	(b)	4,876	183	(g)	15,933
Write-down of assets held for sale	—	—		(24)	—		(24)

Income from operations	40,188	126		15,060	811		56,185

Interest expense, net	(11,396)	(4,455)	(c)	(6,137)	(3,883)	(h)	(25,871)

Income before minority interests and income taxes	28,792	(4,329)		8,923	(3,072)		30,314
Minority interests	(4,086)	4,086	(d)	—	—		—
Income tax (expense) benefit	(10,123)	100	(e)	144	(2,484)	(e)	(12,363)

Net income	$14,583	$(143)		$9,067	$(5,556)		$17,951

Diluted income per share	$0.50	$0.00		$0.31	$(0.20)		$0.61
Diluted shares outstanding	29,249	—		—	—		29,249
Ratio of earnings to fixed charges	3.2x	—		—	—		2.1x

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	March 31, 2001
	Argosy Gaming Company Historical	Empress Casino Historical	Pro Forma Adjustments for Empress Casino Acquisition		As Adjusted Pro Forma
	(in thousands, except share data)
Assets:
Cash and cash equivalents	$44,661	$10,526	$—		$55,187
Other current assets	13,508	2,626	—		16,134

Total current assets	58,169	13,152	—		71,321
Net property and equipment	397,439	55,374	(374)	(g)	452,439
Other assets:
Deferred finance costs, net	13,288	9,647	353		23,288
Goodwill and other intangible assets, net	352,075	220,425	191,575	(g)	764,075
Other, net	2,597	—	—		2,597

Total other assets	367,960	230,072	191,928		789,960

Total assets	$823,568	$298,598	$191,554		$1,313,720

Current liabilities:
Accounts payable	$12,595	$2,007	$—		$14,602
Other current liabilities	72,645	19,540	—		92,185
Current maturities of long-term debt	1,430	—	—		1,430

Total current liabilities	86,670	21,547	—		108,217
Long-term debt	605,906	251,765	216,840	(h)	1,074,511
Deferred income taxes	11,876	—	—		11,876
Other long-term obligations	241	—	—		241
Stockholders' equity:
Common stock $.01 par; 60,000,000 shares authorized; 28,501,089 issued and outstanding at March 31, 2001	285	—	—		285
Capital in excess of par	81,032	—	—		81,032
Retained earnings	37,558	25,286	(25,286)	(i)	37,558

Total stockholders' equity	118,875	25,286	(25,286)		118,875

Total liabilities and stockholders' equity	$823,568	$298,598	$191,554		$1,313,720

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)

(a)
Reflects the reduction in financial advisory fee equal to 5.0% of the Indiana Gaming Partnership's EBITDA paid to Conseco. This financial advisory fee is no longer paid as a result of our purchase of Conseco's minority interest.

(b)
Reflects estimated adjustments to record and amortize goodwill and acquisition costs due to the acquisition of Conseco's 29% and Centaur's 13.5% minority interests in the Indiana Gaming Partnership. Goodwill resulting from the acquisition is being amortized over 40 years.

  As we were the majority owner of the Lawrenceburg partnership prior to the acquisition of the Conseco and Centaur minority interests, our historical financial statements include the assets, liabilities and results of operations for the Lawrenceburg partnership on a fully consolidated basis. We have allocated during the first quarter of 2001 the excess purchase price over the book value of the minority interests of approximately $294,000 to goodwill.

  Assuming that we purchased the minority interest in the Lawrenceburg partnership as of January 1, 2000, and using a 40 year amortization period, goodwill amortization would have been $7,330 and $1,832 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

(c)
During the quarter ended March 31, 2001, we issued $159,000 in additional senior subordinated notes, including unamortized premium of $9,000, and borrowed approximately $210,000 under our credit facility to complete the purchase of the Lawrenceburg partnership minority interests.

  Pro forma adjustments to interest expense to reflect these additional issuances and borrowings are as follows:

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Interest on additional senior subordinated notes at 10 3/4%	$16,125	$2,374
Less amortization of premium on additional senior subordinated notes	(734)	(87)
Interest on additional line of credit borrowings	19,478	2,061
Deferred finance cost amortization	835	107
Reduction in partner loan interest rate	(1,186)	(145)
Other, net	(62)	145

	$34,456	$4,455

  The pro forma interest expense assumes an effective net interest rate of 9.68% on the additional senior subordinated notes and 9.12% on the additional line of credit borrowings.

(d)
Reflects the elimination of minority interest expense attributable to the Indiana Gaming Partnership as a result of the acquisition of the Conseco and Centaur minority interests.

(e)
Reflects adjustment to tax expense resulting in a tax rate of 40% and 41% for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively.

  The following table sets forth the total pro forma adjustment to income tax expense.

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Tax effect of Lawrenceburg pro forma adjustments	$(1,862)	$100

Tax effect of Empress Casino Joliet pro forma adjustments	$1,841	1,260
Tax effect to record Empress Casino Joliet as a "C" corporation from a "S" corporation	(5,304)	(3,744)

Total pro forma adjustments to tax expense Empress Casino Joliet	$(3,463)	$(2,484)

(f)
Represents adjustment to eliminate revenues received from an affiliate for trademark and database usage and the elimination of corporate office expense allocations which will not be recurring after the acquisition of the Empress Casino Joliet.

(g)
Represents adjustments to record the acquired assets of Empress Casino Joliet at their preliminary assigned values reflecting their estimated fair market values or net realizable values and the allocation of the excess purchase price over the fair market values as goodwill in accordance with the purchase method of accounting.

  The following table sets forth the purchase price for Empress Casino Joliet as of March 31, 2001.

Purchase price	$465,000
Less: Net working capital deficit adjustment	(8,395)

Net purchase price	456,605
Adjust for:
Net working capital acquired	8,395
Fair market value of property acquired	(55,000)
Acquisition costs	2,000

Goodwill	412,000
Less goodwill and other intangibles recorded by Empress Casino Joliet	(220,425)

Pro forma adjustment to goodwill and other intangibles	$191,575

  Assuming that we purchased Empress Casino Joliet as of January 1, 2000, and using a 40 year amortization period, goodwill amortization would have been $10,300 and $2,575 for the year ended December 31, 2000 and three months ended March 31, 2001, respectively.

  Pro forma adjustments to depreciation and amortization are expense follows:

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Goodwill amortization at a 40 year life	$10,300	$2,575
Amortization of other intangibles	2,500	625
Depreciation expense on property and equipment acquired	7,434	1,859
Less depreciation and amortization expense recorded by Empress Casino Joliet	(18,861)	(4,876)

Pro forma adjustment to depreciation and amortization	$1,373	$183

  For purposes of preliminary purchase price allocations, the fair market value of the property and equipment acquired are assumed to approximate book value at $55,000. The final purchase price allocation is subject to revision based upon appraisal of the property and equipment and the intangibles acquired as well as final agreement as to the working capital acquired.

(h)
Following are the estimated sources and uses of funds necessary to acquire Empress Casino Joliet as if it were acquired as of March 31, 2001.

March 31, 2001
Sources of Funds: Proceeds from additional long-term debt	$468,605

Uses of Funds:
Purchase of Empress Casino Joliet	$(456,605)
Acquisition costs	(2,000)
Deferred finance costs	(10,000)

Total uses of funds	$(468,605)

    The overall estimated change in long-term debt including current maturities at March 31, 2001 is as follows:

Proceeds from additional long-term debt	$468,605
Less Empress Casino Joliet debt not assumed	(251,765)

Pro forma adjustment to debt as of March 31, 2001	$216,840

  Pro forma adjustment to deferred finance costs at March 31, 2001 is as follows:

Deferred finance costs estimated to be incurred	$10,000
Less Empress Casino Joliet deferred finance costs not assumed	(9,647)

Pro forma adjustment to deferred finance costs as of March 31, 2001	$353

  Pro forma adjustments to interest expense are as follows:

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Interest on additional long-term debt at 8.0%	$38,789	$9,697
Deferred finance cost amortization new long-term debt borrowings over an average seven year term	1,429	357
Less interest on Empress Casino Joliet debt not assumed	(27,750)	(6,171)

Pro forma adjustment to interest expense	$12,468	$3,883

(i)
Eliminates retained earnings of Empress Casino Joliet Corporation.

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP
23.2	Consent of Arthur Andersen LLP

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGOSY GAMING COMPANY, a Delaware corporation
Date: June 21, 2001	By:	/s/ Dale R. Black Name: Dale R. Black Title: Senior Vice President and Chief Financial Officer

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  ITEM 5. OTHER EVENTS
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF INDEPENDENT AUDITORS
BALANCE SHEETS
STATEMENTS OF OPERATIONS
STATEMENTS OF CASH FLOWS
STATEMENTS OF STOCKHOLDER'S EQUITY
NOTES TO FINANCIAL STATEMENTS
CONDENSED BALANCE SHEET
CONDENSED STATEMENTS OF OPERATIONS
CONDENSED STATEMENTS OF CASH FLOWS
NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
SIGNATURES